SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[ x ] Definitive  Proxy  Statement
[   ] Definitive  Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CONMED CORPORATION
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.
[   ] $500 per  each  party  to the  controversy  pursuant  to  Exchange  Act
      Rule 14a-6(i)(3).
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:
         _______________________________________________________________________

      2) Aggregate number of securities to which transaction applies:
         _______________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________________________

      4) Proposed maximum aggregate value of transaction:
         _______________________________________________________________________

      5) Total fee paid:
         _______________________________________________________________________

[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided  by Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         _______________________________________________________________________

      2) Form, Schedule or Registration Statement No.:
         _______________________________________________________________________

      3) Filing Party:
         _______________________________________________________________________

      4) Date Filed:
         _______________________________________________________________________

                               CONMED CORPORATION
                                310 Broad Street
                             Utica, New York 13501


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CONMED Corporation (the "Company") will be held at the Radisson Hotel-Utica Centre, 200 Genesee Street, Utica, New York on Tuesday, May 23, 1995, at 3:30 P.M. (New York Time), for the following purposes:

         (1) To elect five Directors to serve on the Company's Board of Directors;

         (2) To appoint independent accountants for the Company for fiscal year 1995;

         (3) To approve the adoption of the Company's Stock Option Plan for Non-Employee Directors; and

         (4) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The shareholders of record at the close of business on April 4, 1995 are entitled to notice of and to vote at this Annual Meeting or any adjournment thereof.

         Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a shareholder may be revoked by that shareholder at any time prior to the voting of the proxy.

                                             By Order of the Board of Directors,

                                             Thomas M. Acey
                                             Secretary
April 19, 1995

                               CONMED CORPORATION
                                310 Broad Street
                             Utica, New York 13501

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 23, 1995

         The enclosed proxy is solicited by and on behalf of the Board of Directors of CONMED Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held Tuesday, May 23, 1995, at 3:30 P.M. (New York Time), at the Radisson Hotel-Utica Centre, 200 Genesee Street, Utica, New York and any adjournment thereof. The matters to be considered and acted upon at such meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement and the related form of proxy are being mailed on or about April 19, 1995 to all shareholders of record on April 4, 1995. Shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), represented in person or by proxy will be voted as hereinafter described or as otherwise specified by the shareholder. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the meeting and voting in person.

         The persons named as proxies are Eugene R. Corasanti and Robert E. Remmell, each of whom is presently a director and an officer of the Company. The cost of preparing, assembling and mailing the proxy, this proxy statement, and other material enclosed, and all clerical and other expenses of solicitations will be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding soliciting material.

                                 VOTING RIGHTS

         The holders of record of the 7,127,254 shares of Common Stock outstanding on April 4, 1995 will be entitled to one vote for each share held on all matters coming before the meeting. The holders of a record of a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the meeting.

                                 ANNUAL REPORT

         The annual report for the fiscal year ended December 30, 1994, including financial statements, is being furnished herewith to shareholders of record on April 4, 1995. The annual report does not constitute a part of the proxy soliciting material.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 4, 1995, by each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director, by each of the Named Executive Officers (as defined below) and by all directors and executive officers as a group.

                                                      Amount and Nature
                                                        of Beneficial     Percent
Name of Beneficial Owner*                                 Ownership      of Class
- -------------------------                            ------------------  --------
William W. Abraham(1) ...........................          141,450        1.97
Harry Cone(2) ...................................          171,000        2.40
Eugene R. Corasanti(3) ..........................          411,600        5.60
Joseph J. Corasanti(4) ..........................           32,800        (5)
Bruce F. Daniels(6) .............................            2,250        (5)
Joseph B. Gross (7)..............................           18,675        (5)
Jeffrey H. Palmer (7)............................           27,300        (5)
Robert E. Remmell ...............................            3,000        (5)
Robert D. Shallish, Jr. (8)......................           28,050        (5)
Directors and officers as a group ...............          910,705       11.99
   (11 persons) (2)(3)(6)(9)
Zimmer, Inc. ....................................        [461,909]        6.09
  P.O. Box 708
  Warsaw, Indiana 46850(10)
Fenimore Asset Management, Inc. .................        1,111,124       15.59
  118 North Grand Street
  P.O. Box 310
  Cobleskill, New York 12043(11)
FMR Corp. .......................................          490,950        6.89
  82 Devonshire Street
  Boston, Massachusetts 02109(12)

- ----------------
* Unless otherwise set forth above, the address of each of the above listed shareholders is c/o CONMED Corporation, 310 Broad Street, Utica, New York 13501.
(1)  Includes 55,500 shares subject to options, exercisable within 60 days.
(2) Includes an aggregate of 96,000 shares owned beneficially by the wife of Harry Cone. Mr. Cone disclaims beneficial ownership of these shares.
(3) Includes 225,000 shares subject to options, exercisable within 60 days. Includes an aggregate of 29,850 shares owned beneficially by the wife of Eugene R. Corasanti. Eugene R. Corasanti disclaims beneficial ownership of these shares.
(4) Includes 3,600 shares subject to options, exercisable within 60 days. Joseph J. Corasanti is the son of Eugene R. Corasanti.
(5)  Less than 1%.
(6) Consists of an aggregate of 2,250 shares owned beneficially by the wife of Bruce F. Daniels. Mr. Daniels disclaims beneficial ownership of these shares.
(7)  Consists of shares subject to options, exercisable within 60 days.
(8)  Includes 25,100 shares subject to options, exercisable within 60 days.
(9) Includes 420,155 shares subject to options, exercisable within 60 days, held by William W. Abraham, Eugene R. Corasanti, Joseph J. Corasanti, Joseph B. Gross, Jeffrey H. Palmer, Robert D. Shallish, Jr., Frank R. Williams and Thomas M. Acey, executive officers of the Company. Such 420,155 shares are equal to approximately 5.50% of the Common Stock outstanding. As of April 4, 1995, the Company's directors and officers as a group (11 persons) owned 362,450 shares, which is approximately 5.08% of the Common Stock outstanding.
(10) Represents warrant to purchase shares of Common Stock, exercisable within 60 days.
(11) A Schedule 13G filed with the Securities and Exchange Commission (the "SEC") by Fenimore Asset Management, Inc. on February 2, 1995, indicates that Fenimore Asset Management, Inc. beneficially owns 1,111,124 shares of Common Stock.
(12) A Schedule 13G filed with the SEC by FMR Corp. on February 13, 1995 indicates that FMR Corp. beneficially owns 490,950 shares of Common Stock.

         On April 4, 1995 there were 2,415 shareholders of record of the Company's Common Stock.



                      PROPOSAL ONE: ELECTION OF DIRECTORS

         At the meeting, five directors are to be elected to serve on the Company's Board of Directors. The shares represented by proxies will be voted as specified by the shareholder. If the shareholder does not specify his choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other persons as the Board of Directors may recommend. The Company does not presently contemplate that any of the nominees will become unavailable for election for any reason. The director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company. Votes against a candidate have no legal effect.
Shareholders are not entitled to cumulative voting rights.

         The Board of Directors recommends a vote FOR this proposal.

         Pursuant to the Company's By-laws, the Board of Directors consists of five directors. Directors hold office for terms expiring at the next annual meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees proposed for election at the Annual Meeting is presently a member of the Board of Directors and has been elected by the shareholders.

         The following table sets forth certain information regarding the members of and nominees for the Board of Directors:


NOMINEES FOR ELECTION AT THE 1995 ANNUAL MEETING

                                                   Served As
                                                   Director      Principal Occupation or
Name                                    Age        Since         Position with the Company
- ----                                    ---        ---------     -------------------------
Harry Cone                              74           1981        Certified Public Accountant, retired

Robert E. Remmell                       64           1983        Member of Steates Remmell Steates & Dziekan (Attorneys)
                                                                 and Assistant Secretary of the Company

Eugene R. Corasanti                     64           1970        Chairman and President of the Company

Bruce F. Daniels                        60           1992        Controller, Construction Division, Chicago Pneumatic Tool
                                                                 Company

Joseph J. Corasanti                     31           1994        Vice President of Legal Affairs and General Counsel of
                                                                 the Company


DIRECTORS AND EXECUTIVE OFFICERS

         Eugene R. Corasanti has served as Chairman, President and a Director of the Company since its incorporation in 1970. Prior to that time he was an independent public accountant. Mr. Corasanti holds a B.B.A. degree in Accounting from Niagara University. Mr. Corasanti is also Chairman of the Board of Directors of the Company. Eugene R. Corasanti's son, Joseph J. Corasanti, is a Director and General Counsel of the Company.

         William W. Abraham (age 63) joined the Company in May 1977 as General Manager. He has served as the Company's Vice President-Manufacturing and Engineering since June 1983. In November 1989 he was named Executive Vice President and in March 1993, he was named Senior Vice President of the Company. Mr. Abraham holds a B.S. degree in Industrial Management from Utica College.

         Joseph J. Corasanti has served as Director and Vice President of Legal Affairs of the Company since 1994 and as General Counsel of the Company since March 1993. Prior to that time he was an Associate Attorney with the law firm of Morgan, Wenzel & McNicholas, Los Angeles, California from 1990 to March 1993 and a law school student at Whittier College School of Law from 1986 to 1989. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law. Joseph J. Corasanti is the son of Eugene R. Corasanti, Chairman, President and Chief Executive Officer of the Company.

         Joseph B. Gross (age 36) joined the Company as Manager of Manufacturing Engineering in April 1988 and became Vice President-Operations in May 1992. Prior to his employment with the Company, Mr. Gross was employed at Oneida Ltd. Silversmiths. Mr. Gross holds a B.S. degree from the State University of New York-College of Technology and a Master's degree in Business Administration from Rensselaer Polytechnic Institute.

         Jeffrey H. Palmer (age 51) joined the Company as National Sales Manager in October 1988 and became Vice President-Sales in September 1989. Prior to his employment with the Company, Mr. Palmer served as Director of Sales for the Medical Products Division of AMSCO International for ten years.
Mr. Palmer holds a B.A. degree from Eastern Michigan University.

         Robert D. Shallish, Jr. (age 46) joined the Company as Vice President-Finance in December 1989. Prior to this he was employed as Controller of Genigraphics Corporation in Syracuse, New York since 1984. He was employed by Price Waterhouse as a certified public accountant and senior manager from 1972 through 1984. Mr. Shallish graduated with a B.A. degree in Economics from Hamilton College and holds a Master's degree in Accounting from Syracuse University.

         Frank R. Williams (age 46) joined the Company in 1974 as Sales Manager and Director of Marketing and became Vice President-Marketing and Sales in June 1983. In September 1989 he became Vice President-Business Development. Mr. Williams graduated with a B.A. degree from Hartwick College in 1970 as a biology major and did his graduate study in Human Anatomy at the University of Rochester College of Medicine.

         Thomas M. Acey (age 48) has been employed by the Company since August 1980 and has served as the Company's Treasurer since August 1988 and as the Company's Secretary since January 1993. Mr. Acey holds a B.S. degree in Public Accounting from Utica College and prior to joining the Company was employed by the certified public accounting firm of Tartaglia & Benzo in Utica, New York.

         Harry Cone has served as a Director of the Company since May 1981. Mr. Cone is a certified public accountant and was a partner in the firm of Sugarman & Cone (and its predecessor), Utica, New York, from 1958 until 1986 when he became semi-retired.

         Robert E. Remmell has served as a Director and Assistant Secretary of the Company since June 1983. Mr. Remmell has been a partner since January 1961 of Steates Remmell Steates & Dziekan, New Hartford, New York, the Company's corporate counsel. The Company paid approximately $14,000 to Steates Remmell Steates & Dziekan for services rendered during fiscal year 1994.

         Bruce F. Daniels has served as a Director of the Company since August 1992. Since 1993 Mr. Daniels has been the Controller of the Construction Division of Chicago Pneumatic Tool Company, where he has been employed since 1974. From 1991 until 1993, he was the Controller of the International Division of Chicago Pneumatic Tool Company and from 1981 until 1991, he was the Controller of the Tool Division of Chicago Pneumatic Tool Company. Mr. Daniels holds a B.S. degree in Business from Utica College.

         The Company's Directors are elected at each annual meeting of shareholders and serve until the next annual meeting and until their successors are duly elected and qualified. Eugene R. Corasanti's employment is subject to an employment agreement which expires December 31, 1996. The Company's other officers are appointed by the Board of Directors and hold office at the will of the Board of Directors.


MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Company has an Audit Committee presently consisting of Messrs. Cone, Daniels and Remmell. The Audit Committee is charged with evaluating accounting and control procedures and practices of the Company and reporting on such to the Board of Directors. The Audit Committee also serves as direct liaison with the Company's independent public accountants and recommends the engagement or discharge of such auditors. The Audit Committee met one time during fiscal year 1994.

         The Company has a Stock Option Committee presently consisting of Messrs. Cone, Daniels and Remmell. The Stock Option Committee administers the Company's employee stock option plan and has authority to grant options to officers and key employees, as designated by the Stock Option Committee, and to determine the terms of such options in accordance with such plan. The Stock Option Committee voted by unanimous written consent on resolutions three times during fiscal year 1994.

         The full Board of Directors met seven times during fiscal year 1994. Each incumbent director attended or acted upon at least 75% of the total fiscal year 1994 board meetings or unanimous consents and committee meetings or unanimous consents held or acted upon during periods that he was a member of the Board or such committees.

         Each Director was paid $750 for the first meeting of 1994 and $1,000 for each of five of the remaining six meetings of the full Board of Directors attended. If the Company's Stock Option Plan for Non-Employee Directors is approved at the 1995 Annual Meeting, each non-employee director (Messrs. Cone, Daniels and Remmell in 1995) who is elected, reelected or continuing as a director will receive 1,000 options with an option price equal to the fair market value of the Company's Common Stock on the business day following each annual meeting of the shareholders, commencing with the annual meeting in 1995. See "Proposal Three: Adoption of Stock Option Plan for Non-Employee Directors."


COMPENSATION OF EXECUTIVE OFFICERS

         The following information relates to all plan and non-plan compensation awarded to or earned by (i) Eugene R. Corasanti, the Chairman and President of the Company (the "CEO"), and (ii) William W. Abraham, Jeffrey H. Palmer, Robert
D. Shallish, Jr. and Joseph B. Gross, the Company's four most highly compensated executive officers, other than the CEO, who were serving as executive officers of the Company at December 30, 1994 (the CEO and such officers, the "Named Executive Officers").

         The following information does not reflect any compensation awarded to or earned by the Named Executive Officers subsequent to December 30, 1994, except as may otherwise be indicated. Any compensation awarded to, earned by or paid to the Named Executive Officers during fiscal year 1995 will be reported in the proxy statement for the Company's 1996 Annual Meeting of Shareholders, unless such compensation has been previously reported.

Summary Compensation Table

         The following table sets forth for the Named Executive Officers for each of the last three years: (i) the name and principal position of the executive officer (column (a)); (ii) the year covered (column (b)); (iii) annual compensation (columns (c), (d) and (e)), including: (A) base salary earned during the year covered (column (c)); (B) bonus earned during the year covered (column (d)); and (C) other annual compensation not properly categorized as salary or bonus (column (e)); (iv) long-term compensation, including the sum of the number of stock options granted (column (f)); and (v) all other compensation for the covered year that the Company believes could not be properly reported in any other column of the table (column (g)).

                           Summary Compensation Table

                                                                                 Long-Term
                                                                                Compensation
                                              Annual Compensation                  Awards
                                      ---------------------------------------   ------------
           (a)              (b)        (c)            (d)           (e)             (f)              (g)
                                                                 Other Annual                     All Other
   Name and Principal     Fiscal      Salary         Bonus       Compensation      Options       Compensation
       Position            Year         ($)          ($)(1)         ($)             (#)              ($)
- ---------------------     ------      ------         ------      ------------      -------       ------------
Eugene R. Corasanti,       1994      $203,891       $100,000      $129,000(2)     75,000(3)            -
 Chairman of the Board     1993       203,891              -       117,000(2)          -               -
 of Directors and          1992       206,776              -        70,000(2)     75,000(3)            -
 President

William W. Abraham,        1994       128,300         65,000              -            -               -
 Senior Vice President     1993       121,900              -              -        7,500(3)            -
                           1992       114,750              -              -       30,000(3)            -

Jeffrey H. Palmer,         1994       106,680         54,600              -            -               -
 Vice President-Sales      1993        99,640              -              -        4,500(3)            -
                           1992        96,120              -              -       37,500(3)            -

Robert D. Shallish, Jr.,   1994       106,050         54,600              -            -               -
 Vice President-Finance    1993        98,050              -              -        4,500(3)            -
                           1992        97,200              -              -       15,000(3)            -

Joseph B. Gross,           1994       105,000         54,600              -            -               -
 Vice President-           1993        81,800              -              -        4,500(3)            -
 Operations                1992        72,450              -              -       15,000(3)            -

- ------------------
(1) Includes cash bonuses in year earned even if paid after the fiscal year end.
(2) Amounts represent deferred compensation and accrued interest for Mr. Corasanti. See the discussion of Mr. Corasanti's employment agreement, below.
(3) Adjusted to give effect to the Company's three-for-two stock split in the form of a stock dividend paid on December 27, 1994.

         Eugene R. Corasanti has a five-year employment agreement (the "Employment Agreement") with the Company, extending through December 31, 1996. The Employment Agreement, as amended, provides for Mr. Corasanti to serve as president and chief executive officer of the Company for five years at an annual salary, not less than $200,000, as determined by the Board of Directors. Mr. Corasanti also receives deferred compensation of $70,000 per year with interest at 10% per annum, payable in 120 equal monthly installments upon his retirement or to his beneficiaries at death, and is entitled to participate in the Company's employee stock option plan and pension and other employee benefit plans and such bonus or other compensatory arrangements as may be determined by the Board of Directors. In the event that the Board of Directors should fail to reelect Mr. Corasanti as president and chief executive officer or should terminate his employment for reasons other than just cause, Mr. Corasanti will become entitled to receive the balance of his base annual salary, and shall continue to receive deferred compensation and other employment benefits, for the balance of the Employment Agreement's five-year term. In the event of Mr. Corasanti's death or disability, Mr. Corasanti or his estate or beneficiaries will be entitled to receive 100% of his base annual salary and other employment benefits (other than deferred compensation) for the balance of the Employment Agreement's term. If, during the term of Mr. Corasanti's employment under the Employment Agreement and within two years after a Change in Control his employment with the Company is terminated by the Company other than for Cause or by him for Good Reason (as such capitalized terms are defined in the Employment Agreement), Mr. Corasanti will be entitled to receive (a) a lump sum payment equal to three times the sum of (i) his base salary on the date of such termination or his base salary in effect immediately prior to the Change in Control, whichever is higher, plus (ii) the average of the bonuses, deferred compensation, and incentive compensation awarded to Mr. Corasanti during the three years prior to such termination; (b) continued coverage under the benefit plans in which he participates for a period of two years from the date of such early termination; (c) a lump sum payment equal to the aggregate amount credited to his deferred compensation account; and (d) awards for the calendar year of such termination under incentive plans maintained by the Company as though any performance or objective criteria used in determining such awards were satisfied. The Board of Directors has determined for 1995 that Mr. Corasanti's compensation shall be $250,000.

         The Company pays premiums on individual disability insurance policies for Eugene R. Corasanti and Mr. Abraham. The Company is also paying the premiums on three split-dollar life insurance policies for Eugene R. Corasanti as described under "Certain Relationships and Related Transactions." In 1994, premiums on these policies paid by the Company aggregated approximately $57,000. As described more fully under "Certain Relationships and Related Transactions," the Company entered into a directors and officers insurance policy covering the period from January 31, 1995 through January 31, 1996, which covers all directors and officers of the Company and its subsidiaries.


STOCK OPTION PLANS

The 1992 Plan

         In April 1992, the shareholders approved the CONMED Corporation 1992 Stock Option Plan (the "1992 Plan"). Under the 1992 Plan, in the discretion of the Stock Option Committee of the Board of Directors (the "Committee"), options may be granted to officers and key employees of the Company and its subsidiaries for the purchase of shares of Common Stock. The Committee presently consists of Messrs. Cone, Daniels and Remmell.

         Options may be granted which are (i) incentive stock options within the meaning of Internal Revenue Code Section 422 or (ii) options other than incentive stock options (i.e., non-qualified options). A total of 675,000 shares of Common Stock (subject to adjustment for stock splits and other changes in the Company's capital structure) are reserved against the exercise of options to be granted under the 1992 Plan. Shares reserved under an option which for any reason expires or is terminated, in whole or in part, shall again be available for the purposes of the 1992 Plan.

The 1983 Plan

         In June 1983, the shareholders of the Company approved an employee stock option plan (the "1983 Plan"), which was subsequently amended by the shareholders on June 30, 1987 and April 10, 1992. The 1983 Plan calls for the grant of both "incentive stock options" intended to qualify for special tax treatment under the Internal Revenue Code of 1986 and other stock options. Pursuant to the 1983 Plan, officers and key employees of the Company are eligible for grants of stock options at the fair market value of the Company's Common Stock on the date of grant, exercisable commencing one year after grant. The 1983 Plan is administered by the Committee.

         The 1983 Plan is no longer in effect and no options may be granted thereunder. The 1983 Plan provides that the total amount of Common Stock for which options may be granted shall not exceed 675,000 shares, subject to certain adjustments for changes affecting the Common Stock, such as a merger, consolidation, reorganization, recapitalization or stock split.

Stock Option Plan for Non-Employee Directors

         For a description of the Company's Stock Option Plan for Non-Employee Directors, proposed for adoption at the 1995 Annual Meeting, see "Proposal
Three: Adoption of Stock Option Plan for Non-Employee Directors."

Option Grants Table

         The following table sets forth, with respect to grants of stock options made during fiscal year 1994 to each of the Named Executive Officers: (i) the name of the executive officer (column (a)); (ii) the number of options granted (column (b)); (iii) the percent the grant represents of the total options granted to all employees during fiscal year 1994; (iv) the per share exercise price of the options granted (column (d)); (v) the expiration date of the options (column (e)); and (vi) the potential realizable value of each grant, assuming the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at a rate of (A) 5% per annum (column
(f)) and (B) 10% per annum (column (g)).

                                    Option Grants in Fiscal Year 1994

                                                                                         Potential Realizable
                                                                                        Value at Assumed Annual
                                                                                         Rates of Stock Price
                                                                                           Appreciation for
                                              Individual Grants                               Option Term
                            ------------------------------------------------------      -----------------------
    (a)                       (b)             (c)            (d)            (e)            (f)          (g)
                                          % of Total
                            Options     Options Granted  Exercise or
                            Granted     to Employees in  Base Price     Expiration
  Name                        (#)      Fiscal Year 1994    ($/Sh)          Date           5% ($)      10% ($)
  ----                      ------     ----------------  -----------    ----------        ------      -------
Eugene R. Corasanti         75,000           77.7%         $15.67        11/25/04       $1,914,358   $3,048,296
William W. Abraham             -               -              -              -              -            -
Jeffrey H. Palmer              -               -              -              -              -            -
Robert D. Shallish, Jr.        -               -              -              -              -            -
Joseph B. Gross                -               -              -              -              -            -


Aggregated Option Exercises and Year-End Option Value Table

         The following table sets forth, with respect to each exercise of stock options during fiscal year 1994 by each of the Named Executive Officers and the year-end value of unexercised options on an aggregated basis: (i) the name of the executive officer (column (a)); (ii) the number of shares received upon exercise, or, if no shares were received, the number of securities with respect to which the options were exercised (column (b)); (iii) the aggregate dollar value realized upon exercise (column (c)); (iv) the total number of unexercised options held at December 30, 1994, separately identifying the exercisable and unexercisable options (column (d)); and (v) the aggregate dollar value of in-the-money, unexercised options held at December 30, 1994, separately identifying the exercisable and unexercisable options (column (e)). The Company's stock option plans do not provide for stock appreciation rights.

                           Aggregated Option Exercises in Fiscal Year 1994 and
                                     December 30, 1994 Option Values

   (a)                          (b)              (c)                   (d)                       (e)
                                                                                        Value of Unexercised
                                                              Number of Unexercised     In-the-Money Options
                                                              Options at 12/30/94 (#)      at 12/30/94 ($)(1)
                                                              ----------------------    ---------------------
                              Shares            Value
  Name                       Acquired          Realized            Exercisable/              Exercisable/
                          on Exercise (#)        ($)              Unexercisable             Unexercisable
                          ---------------        ---              -------------             -------------
Eugene R. Corasanti             --               --               225,000/75,000        $1,794,000/$1,175,000
William W. Abraham              --               --                46,500/21,000          $463,005/$292,000
Jeffrey H. Palmer             2,000           $48,000              18,900/16,100          $262,803/$231,212
Robert D. Shallish, Jr.         --               --                21,900/12,600          $166,278/$175,212
Joseph B. Gross                 --               --                14,775/14,475          $213,659/$209,581

- ----------------
(1)  Assumes $19.88 per share fair market value on December 30, 1994.

Pension Plans

         The Company maintains a broadly based defined benefit pension plan (the "Pension Plan") for all CONMED employees. The Pension Plan entitles a participant to a normal monthly retirement benefit equal to 1 1/2% of the participant's average monthly earnings over the period of employment times years of service. Eugene R. Corasanti's deferred compensation is not included in the calculation of his retirement benefits. Benefits are fully vested after five years of service, starting from date of hire. Benefits are paid on a monthly basis over the participant's life commencing on retirement, with 120 monthly payments certain.

         The Pension Plan represents a "fresh start" as of January 1, 1989, replacing the three pension plans formerly in place. The three former plans have been merged into the Pension Plan, which is the former broadly based plan with the benefit formula increased from 1/2% of pay to 1 1/2% of pay. Benefits accrued by participants under the former plans became fully vested as of December 31, 1988 and will be paid, when due, from this "fresh start" Pension Plan. Messrs. Eugene R. Corasanti and Abraham had accrued benefits under the former plans. At December 31, 1988, those benefits totalled $45,384 per year for Mr. Eugene R. Corasanti and $20,820 per year for Mr. Abraham, which will be paid from the Pension Plan in addition to the benefits to be received under the Pension Plan. As of December 30, 1994, Messrs. Eugene R. Corasanti, Abraham, Palmer, Shallish and Gross had six, six, five, four and six years of credited service, respectively.

                                                       CONMED Defined Benefit Plan

                                                              Years of Service
                             ---------------------------------------------------------------------------------
            Average
              Pay               15                20                25                30                   35
              ---               --                --                --                --                   --
          $125,000           $28,125           $37,500           $46,875           $56,250             $65,625
          $150,000            33,750            45,000            56,250            67,500              78,750
          $175,000(1)         33,750            45,000            56,250            67,500              78,750
          $200,000(1)         33,750            45,000            56,250            67,500              78,750
          $225,000(1)         33,750            45,000            56,250            67,500              78,750
          $250,000(1)         33,750            45,000            56,250            67,500              78,750
          $300,000(1)         33,750            45,000            56,250            67,500              78,750
          $400,000(1)         33,750            45,000            56,250            67,500              78,750
          $450,000(1)         33,750            45,000            56,250            67,500              78,750
          $500,000(1)         33,750            45,000            56,250            67,500              78,750

- ------------
(1) 1994 statutory limit for straight life annuity benefit is $150,000 for average pay and $118,800 of benefit.


BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

         The Company's Board of Directors establishes the compensation plans and specific compensation levels for executive officers and administers the Company's stock option plans through the Stock Option Committee of the Board of Directors (the "Committee"). The Committee is composed of three independent, non-employee directors who have no interlocking relationships as defined by the SEC.

         The Board of Directors believes that the compensation of Eugene R. Corasanti, the Company's President and Chairman ("CEO"), should be heavily influenced by company performance, long-term growth and strategic positioning. Therefore, although there is necessarily some subjectivity in setting the CEO's salary, major elements of the compensation package are directly tied to company performance, long-term growth and strategic positioning. This philosophy is reflected in Mr. Corasanti's current five-year employment contract, which provides for a base annual salary of $200,000 and permits the Board of Directors to determine a higher salary in their discretion. The Board of Directors establishes the CEO's salary by considering the salaries of CEO's of comparably-sized companies and their performance.

         In fiscal 1993, while the Company consummated the $21.8 million acquisition of certain assets and the business of Medtronic Andover Medical, Inc. from Medtronic Inc., the Company incurred a net loss of $1.4 million, primarily as a result of a $5.0 million charge relating to patent infringement litigation. In fiscal 1994, the Company returned to profitability, recording net income of $5.4 million, or $0.84 per share. Also in 1994, the Company agreed to acquire Birtcher Medical Systems, Inc. in a $20.0 million stock-for-stock exchange, a transaction that was consummated on March 14, 1995.

         In the light of the foregoing, pursuant to the terms of Mr. Corasanti's Employment Agreement, the Board of Directors (Mr. Corasanti abstaining) has increased Mr. Corasanti's base salary to $250,000 for 1995.

         The Board of Directors has adopted similar policies with respect to compensation of the other executive officers of the Company. Using salary survey data, the Board of Directors establishes base salaries that are within the range for persons holding similarly-responsible positions at other companies. In addition, the Board of Directors considers factors such as relative company performance, long-term growth and strategic positioning, the individual's past performance and future potential in establishing the base salaries of executive officers. The Board of Directors' policy regarding other elements of the compensation package for executive officers is similar to the CEO's in that the annual bonus is tied to achievement of performance targets. Cash bonuses approximating 50% of each executive officer's 1994 base salary were awarded to executive officers in fiscal year 1994.

         Stock options are granted to the Company's executive officers, including Eugene R. Corasanti, primarily based on the executive's ability to influence the Company's long-term growth and profitability. The number of options granted is determined by using the same subjective criteria. All options are granted at the current market price. Since the value of an option bears a direct relationship to the Company's stock price it is an effective incentive for managers to create value for stockholders. The Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy. The Committee granted 75,000 stock options to Eugene R. Corasanti in fiscal year 1994. No executive officers other than Eugene R. Corasanti were granted options in fiscal year 1994.

         The Board of Directors has not yet adopted a policy with respect to qualification of executive compensation in excess of $1 million per individual for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Board of Directors does not anticipate that the compensation of any executive officer during 1995 will exceed the limits for deductibility. In determining a policy for future periods, the Board of Directors would expect to consider all relevant factors, including the Company's tax position and the materiality of the amounts likely to be involved.


                                            The Board of Directors
                                            of CONMED Corporation
                                                  Eugene R. Corasanti, Chairman
                                                  Harry Cone
                                                  Robert E. Remmell
                                                  Bruce F. Daniels
                                                  Joseph J. Corasanti


BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

         The  Company's  Board of  Directors,  which is  composed  of  Eugene R.
Corasanti, Harry Cone, Robert E. Remmell, Bruce F. Daniels and Joseph J. Corasanti, establishes the compensation plans and specific compensation levels for executive officers and administers the Company's stock option plans through the Committee. As disclosed above, Eugene R. Corasanti, the Chairman of the Board of Directors, is the Chief Executive Officer and President of the Company and also serves as an officer of the Company's subsidiaries. Joseph J. Corasanti, a director of the Company, is the Vice President of Legal Affairs and General Counsel of the Company and is the son of Eugene R. Corasanti.

         The Company pays all premiums on a $3,175,000 split-dollar life insurance policy for the benefit of Eugene R. Corasanti. Premiums paid or accrued by the Company in respect of the fiscal year ended December 30, 1994 were approximately $53,000. Of such premiums, an aggregate of approximately $10,400 has been reflected as compensation to Mr. Corasanti. The remaining amounts (approximately $305,700 at December 30, 1994) are backed by the cash value of the policy or the proceeds on death. An amount equal to such net premiums (and subsequent premiums) will be repaid to the Company on Mr. Corasanti's death and the balance of the policy will be paid to Mr. Corasanti's estate or beneficiaries.

PERFORMANCE GRAPH

         The graph below compares the yearly percentage change in the Company's Common Stock with the cumulative total return of the Center for Research for Stock Performance ("CRSP") Total Return Index for the NASDAQ Stock Market and the cumulative total return of the Standard & Poor's Medical Products and Supplies Industry Group Index. In each case, the cumulative total return assumes reinvestment of dividends into the same class of equity securities at the frequency with which dividends are paid on such securities during the applicable fiscal year.


                     COMPARISON OF FIVE YEAR TOTAL RETURNS:
                        CONMED CORPORATION COMMON STOCK,
            CRSP TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET AND
      STANDARD & POOR'S MEDICAL PRODUCTS AND SUPPLIES INDUSTRY GROUP INDEX






         [GRAPHIC -- GRAPH PLOTTED TO POINTS INDICATED IN CHART BELOW]


                        12/89     12/90     12/91     12/92     12/93     12/94
                        -----     -----     -----     -----     -----     -----
CONMED CORPORATION       100       271       800       382       250       701

NASDAQ STOCK MARKET      100        85       136       159       181       177

S&P MEDICAL PRODUCTS
  & SUPPLIES INDEX       100       117       192       164       125       149

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As discussed above under "Board of Directors Interlocks and Insider Participation," the Company pays all premiums on a $3,175,000 split-dollar life insurance policy for the benefit of Eugene R. Corasanti. Premiums paid or accrued by the Company in respect of the fiscal year ended December 30, 1994 were approximately $53,000. Of such premiums, an aggregate of approximately $10,400 has been reflected as compensation to Mr. Corasanti. The remaining amounts (approximately $305,700 at December 30, 1994) are backed by the cash value of the policy or the proceeds on death. An amount equal to such net premiums (and subsequent premiums) will be repaid to the Company on Mr. Corasanti's death and the balance of the policy will be paid to Mr. Corasanti's estate or beneficiaries.

         The Company has entered into a directors and officers insurance policy covering the period from January 31, 1995 through January 31, 1996 at a total cost of $130,200, which covers directors and officers of the Company and its subsidiaries.

         All transactions with officers, directors, and affiliates of the Company have been on terms that the Company believes were no less favorable to the Company than those that could be obtained from an unaffiliated third party or negotiated in good faith on an arm's-length basis.


                  PROPOSAL TWO: INDEPENDENT PUBLIC ACCOUNTANTS

         The independent accountants for the Company have been Price Waterhouse since fiscal year 1982. The Audit Committee has recommended to the Board of Directors that Price Waterhouse be nominated as independent accountants for fiscal year 1995, and the Board approved the recommendation.

         Unless otherwise specified, shares represented by proxies will be voted for the appointment of Price Waterhouse as independent accountants for fiscal year 1995. Representatives of Price Waterhouse are expected to be present at the meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         The Board of Directors recommends a vote FOR this proposal.


                 PROPOSAL THREE: ADOPTION OF STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

         On March 4, 1995, the Board of Directors adopted, subject to shareholder approval, the Stock Option Plan For Non-Employee Directors of CONMED Corporation (the "Non-Employee Directors Plan"). The purpose of the Non-Employee Directors Plan is to attract and retain highly qualified individuals who are not current or former employees of the Company as members of the Board of Directors of the Company and to enable them to increase their ownership in the Company's Common Stock.

Summary Description of the Non-Employee Directors Plan

         The major provisions of the Non-Employee Directors Plan are summarized below. The following summary is qualified in its entirety by reference to the complete text of the Non-Employee Directors Plan, which is attached as Exhibit A to this Proxy Statement.

         Eligibility. All members of the Company's Board of Directors who are not current or former employees of the Company or any of its subsidiaries ("Non-Employee Directors") are eligible to participate in the Non-Employee Directors Plan. If the Company's Stock Option Plan for Non-Employee Directors is approved at the 1995 Annual Meeting, each non-employee director (Messrs. Cone, Daniel and Remmell in 1995) who is elected, reelected or continuing as a director will receive 1,000 options with an option price equal to the fair market value of the Company's Common Stock on the business day following each annual meeting of the shareholders, commencing with the annual meeting in 1995.

         Common Stock Subject to the Non-Employee Directors Plan. A total of 50,000 shares of Common Stock (subject to adjustment for stock splits and other changes in the Company's capital structure) are reserved against the exercise of options to be granted under the Non-Employee Directors Plan. Shares issuable under the Non-Employee Directors Plan may be authorized but unissued shares or treasury shares. Shares reserved under an option which for any reason expires or is terminated, in whole or in part, shall again be available for the purposes of the Non-Employee Directors Plan.

         Options to be Granted. Under the Non-Employee Directors Plan, each year on the first business day following the Company's Annual Meeting, each individual elected, reelected or continuing as a Non-Employee Director shall automatically receive stock options covering 1,000 shares of the Company's Common Stock.

         Administration and Amendment. The Non-Employee Directors Plan shall be administered by the Board of Directors. The Non-Employee Directors Plan may be terminated or suspended by the Board of Directors as they deem advisable. The Board of Directors may amend the Non-Employee Directors Plan from time to time in any respect the Board of Directors may deem to be in the best interests of the Company; provided, however, that (a) no amendment shall be effective without approval of the shareholders of the Company, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), or the applicable rules of any securities exchange or consolidated reporting system and (b) to the extent prohibited by Rule 16b-3(c)(2)(ii)(B) under the Exchange Act, the Non-Employee Directors Plan may not be amended more than once every six months unless necessary to comply with the Internal Revenue Code of 1986, as amended. A stock option may not be granted under the Non-Employee Directors Plan after May 23, 2003, but stock options granted prior to that date shall continue to become exercisable and may be exercised according to their terms.

         Provisions of Options. Each option shall have the following provisions:

         (a) The option price shall be the fair market value of the Common Stock on the date of its grant.

         (b) Each option shall expire ten years from the date of grant. Subject to early termination or acceleration provisions (which are summarized below), an option shall become exercisable one year from the date of its grant until the expiration of the term of the option.

         (c) An option may not be transferred by an optionee otherwise than by will or by the laws of descent and distribution, and may be exercised during his lifetime only by the optionee.

         (d)  The exercise price of any option shall be paid in cash.

         (e) Upon termination of service as a Non-Employee Director (other than for reasons of retirement, disability or death), all stock options of such Non-Employee Director shall terminate immediately. If a non-Employee Director's service is terminated by reason of disability or retirement with the consent of the Board of Directors (other than the optionee), such optionee's stock options shall be exercisable at any time prior to the expiration date of the stock option or within 90 days after the date of such termination, whichever is the shorter period. If a Non-Employee Director's service is terminated as a result of such Non-Employee Director's death, such Non-Employee Director's stock options shall be exercisable by the person or persons to whom those rights pass by will or by the laws of descent and distribution at any time prior to the expiration date of the stock option or within 90 days after the date of such death, whichever is the shorter period.

         Compliance with SEC Regulations; Governmental Compliance. It is the Company's intent that the Non-Employee Directors Plan comply in all respects with Rule 16b-3 under the Exchange Act, and any regulations promulgated thereunder. All grants of stock options under the Non-Employee Directors Plan shall be executed in accordance with the requirements of Rule 16b-3 under the Exchange Act. Each grant under the Non-Employee Directors Plan shall be subject to the requirement that if at any time the Board of Directors shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

         Federal Tax Treatment of Options. An optionee will not realize taxable income, and the Company will not be entitled to a deduction, at the time that a nonqualified stock option is granted under the Non-Employee Directors Plan. Upon exercising a nonqualified stock option, an optionee will realize ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value on the exercise date of the shares subject to the option over the exercise price of the option. The optionee will have a basis, for purposes of computing capital gain or loss on a future sale or exchange, in the shares received as a result of the exercise equal to the fair market value of those shares on the exercise date.

         Adjustment to Outstanding Warrant. Under the terms of a warrant dated as of August 31, 1989 (the "Warrant"), Zimmer, Inc. has the right to purchase approximately 461,909 shares of Common Stock at approximately $6.49 per share in cash on or after September 1, 1992. Under the terms of the Warrant, the issuance of options under the Non-Employee Directors Plan would result in an adjustment to the number of shares Zimmer, Inc. is entitled to purchase under the Warrant and the purchase price therefor if the exercise price at which options are granted under the Non-Employee Directors Plan were lower than (i) the warrant exercise price at the time of such issuance, or (ii) the then market price of the Common Stock, which, for purposes of the Warrant, is calculated by averaging over 30 business days the price of the Common Stock as reported in the Nasdaq National Market.

Benefits to be Received by Non-Employee Directors
Under the Non-Employee Directors Plan

         The following chart indicates the amounts that would have been allocated to the Non-Employee Director group for the last fiscal year had the Non-Employee Directors Plan been in effect during the Company's last fiscal year:

                                      Dollar Value (1)          Number of Units
                                      ----------------          ---------------
Non-Executive Director Group              $22,140                     3,000

(1) Based on $19.88 per share fair market value on December 30, 1994 less $12.50 per share fair market value on May 18, 1994 (the business day following the 1994 Annual Meeting of Shareholders)

         The affirmative vote of the holders of a majority of the total outstanding shares of Common Stock is necessary for adoption of the Non-Employee Directors Plan.

         The Board of Directors recommends a vote FOR approval of the proposed amendment.



                                 OTHER BUSINESS

         Management knows of no other business which will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.



                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

         Any shareholder desiring to present a proposal to the shareholders at the 1996 Annual Meeting, which currently is expected to be scheduled on or about May 21, 1996, and who desires that such proposal be included in the Company's proxy statement and proxy card relating to that meeting, must transmit such to the Company so that it is received by the Company at its principal executive offices on or before January 22, 1996. All such proposals should be in compliance with applicable SEC regulations. In addition, shareholders wishing to propose matters for consideration at the 1995 Annual Meeting or to propose nominees for election as directors at the 1995 Annual Meeting must follow specified advance notice procedures contained in the Company's By-laws, a copy of which is available on request to the Secretary of the Company, c/o CONMED Corporation, 310 Broad Street, Utica, New York 13501.

                                             By Order of the Board of Directors,


                                             Thomas M. Acey
                                             Secretary

April 19, 1995

                               STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                             OF CONMED CORPORATION

                  The Stock Option Plan for Non-Employee Directors of CONMED Corporation (this "Plan") is established to attract and retain highly qualified individuals who are not current or former employees of CONMED Corporation (the "Company") as members of the Board of Directors of the Company and to enable them to increase their ownership in the common stock, par value $0.01 per share, of the Company (the "Company's Common Stock"). This Plan will be beneficial to the Company and its stockholders because it will allow these directors to have a greater personal financial stake in the Company through the ownership of the Company's Common Stock, in addition to underscoring their common interest with stockholders in increasing the long-term value of the Company's Common Stock.

1.       ELIGIBILITY

                  All members of the Company's Board of Directors who are not current or former employees of the Company or any of its subsidiaries ("Non-Employee Directors") are eligible to participate in this Plan.

2.       SHARES AVAILABLE

                  (a) Number of Shares Available. Stock options may be granted under this Plan to purchase up to a maximum of 50,000 shares of the Company's Common Stock, subject to adjustment, as hereinafter provided. Shares issuable under this Plan may be authorized but unissued shares or treasury shares. If any stock option granted under this Plan expires or otherwise terminates without having been exercised, the shares subject to the unexercised portion of such stock option shall continue to be available for the granting of stock options under this Plan.

                  (b) Recapitalization Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, adjustments in the number and kind of shares authorized by this Plan, in the number and kind of shares covered by, and in the option price of outstanding stock options under, this Plan shall be made if, and in the same manner as, such adjustments are made to stock options issued under the Company's then current stock option plans.

3.       ANNUAL GRANT OF NONQUALIFIED STOCK OPTIONS

                  Each year on the first business day following the Company's Annual Meeting of Stockholders, each individual elected, reelected or continuing as a Non-Employee Director shall automatically receive stock options covering 1,000 shares of the Company's Common Stock. If the Company's Common Stock is not listed for quotation on the Nasdaq National Market on any such date a grant would otherwise be awarded, then such grant shall be made the next day thereafter that the Company's Common Stock is so listed on Nasdaq National Market or any national securities exchange or inter-dealer automated quotation system.

4.       OPTION PRICE

                  The price of each stock option granted under this Plan shall be the Fair Market Value (as defined below) on the date of grant of such option. For purposes of this Plan, "Fair Market Value" shall mean, as of any date, (i) if the Company's Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Company's Common Stock are reported on the Nasdaq National Market, the mean between the reported high and low sale prices of the Company's Common Stock on such exchange or by the Nasdaq National Market as of such date (or, if no such shares were traded on such date, as of the next preceding day on which there was such a trade); or (ii) if the Company's Common Stock is not so listed or admitted to unlisted trading privileges or reported on the Nasdaq National Market, and bid and asked prices therefor in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and ask prices of the Company's Common Stock as of such date, as so reported; or (iii) if the Company's Common Stock is not so listed or reported, such value as the Board of Directors of the Company determines in good faith in the exercise of its reasonable discretion.

5.       OPTION PERIOD

                  A  stock   option   granted   under  this  Plan  shall  become
exercisable one year after date of grant and shall expire ten years after date of grant (the "Option Period").

6.       PAYMENT

                  The stock option price shall be paid in cash in U.S. dollars at the time the stock option is exercised.

7.       TERMINATION OF SERVICE

                  Upon termination of service as a Non-Employee Director (other than for reasons of retirement, disability or death), all stock options of such optionee shall terminate immediately. If an optionee's service is terminated by reason of disability or retirement with the consent of the Board of Directors (other than the optionee), such optionee's stock options shall be exercisable at any time prior to the expiration date of the stock option or within 90 days after the date of such termination, whichever is the shorter period. If an optionee's service is terminated as a result of such optionee's death, such optionee's stock options shall be exercisable by the person or persons to whom those rights pass by will or by the laws of descent and distribution at any time prior to the expiration date of the stock option or within 90 days after the date of such death, whichever is the shorter period.

8.       ADMINISTRATION AND AMENDMENT OF THIS PLAN

                  This Plan shall be administered by the Board of Directors of CONMED Corporation. This Plan may be terminated or suspended by the Board of Directors as they deem advisable. The Board of Directors may amend this Plan from time to time in any respect the Board of Directors may deem to be in the best interests of the Company; provided, however, that (a) no such amendment shall be effective without approval of the shareholders of the Company, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), or the applicable rules of any securities exchange or consolidated reporting system, and (b) to the extent prohibited by Rule 16b-3(c)(2)(ii)(B) under the Exchange Act, this Plan may not be amended more than once every six months unless necessary to comply with the Internal Revenue Code of 1986, as amended. A stock option may not be granted under this Plan after May 23, 2005, but stock options granted prior to that date shall continue to become exercisable and may be exercised according to their terms.

9.       NONTRANSFERABILITY

                  No stock option granted under this Plan is transferable other than by will or the laws of descent and distribution. During the optionee's lifetime, a stock option may only be exercised by the optionee or the optionee's guardian or legal representative.

10.      COMPLIANCE WITH SEC REGULATIONS

                  It is the Company's intent that this Plan comply in all respects with Rule 16b-3 under the Exchange Act, and any regulations promulgated thereunder. If any provision of this Plan is later found not to be in compliance with Rule 16b-3 under the Exchange Act, the provision shall be deemed null and void. All grants of stock options under this Plan shall be executed in accordance with the requirements of Rule 16b-3 under the Exchange Act.

11.      GOVERNMENTAL COMPLIANCE

                  Each grant under this Plan shall be subject to the requirement that if at any time the Board of Directors shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

12.      MISCELLANEOUS

                  Except as provided in this Plan, no Non-Employee Director shall have any claim or right to be granted a stock option under this Plan. Neither this Plan nor any action thereunder shall be construed as giving any director any right to be retained in the service of the Company.

13.      GOVERNING LAW

                  This Plan and all rights and obligations under this Plan shall be construed in accordance with and governed by the laws of the State of New York.

14.      EFFECTIVE DATE

                  This Plan shall be effective May 23, 1995 or such later date as stockholder approval is obtained.

                               CONMED CORPORATION
                    310 Broad Street--Utica, New York 13501
                  Annual Meeting of Shareholders--May 23, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Eugene R. Corasanti and Robert E. Remmell, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the "Company") held of record by the undersigned on April 4, 1995, at the Annual Meeting of Shareholders to be held May 23, 1995, and at any adjournment thereof.

(1) Election of Directors

    [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY to vote
        (except as indicated otherwise          for all nominees listed below
         below)

    NOMINEES: Harry Cone, Robert E. Remmell, Eugene R. Corasanti,
              Bruce F. Daniels and Joseph J. Corasanti.

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, write such nominee's name on the space provided below.

                 ------------------------------------------------------------

(2) Appointment of Price Waterhouse as Independent Accountants of the Company for the fiscal year 1995.

                        [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

(3) Adoption of the Company's Stock Option Plan for Non-Employee Directors.

                        [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

(4) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

     All as more particularly described in the Company's Proxy Statement,  dated
April 19,  1995,   relating  to  such  meeting,   receipt  of  which  is  hereby
acknowledged.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF ITEMS (1), (2) AND (3), AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.


- ----------------------------------------

- ----------------------------------------


Dated: ___________________________, 1995

Please  date  this  Proxy  Card and sign
your name exactly as it appears  hereon.
Where there is more than one owner, each
should   sign.   When   signing   as  an
attorney,    administrator,    executor,
guardian,  or  trustee,  please add your
title  as  such.   If   executed   by  a
corporation,  this Proxy Card  should be
signed by a duly authorized  officer. If
executed by a  partnership,  please sign
in   partnership   name  by   authorized
persons.


Please promptly mark, date, sign and mail this Proxy Card in the enclosed envelope. No postage is required.